EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Income Fund, Select S&P Industrial Portfolio 1997 Series C
Defined Asset Funds

We consent to the use in this Registration Statement No. 333-23409 of our report dated April 21, 1997, relating to the Statement of Condition of Equity Income Fund, Select S&P Industrial Portfolio 1997 Series C, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, N.Y.
April 21, 1997